UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2006

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)    On December 28, 2006, Genaera Corporation (the "Company") announced that it has received a NASDAQ Staff Determination letter indicating that Genaera was granted an additional 180 calendar days, or until June 22, 2007, to demonstrate compliance with the minimum $1.00 bid price per share requirement in accordance with Marketplace Rule 4310(c)(8)(D).

If at any time, before June 22, 2007, the bid price of Genaera's common stock closes at $1.00 per share for a minimum of 10 consecutive trading days, NASDAQ will provide written notification that Genaera complies with the Rule. If compliance with this rule cannot be demonstrated by June 22, 2007, NASDAQ will provide written notification that Genaera's securities will be delisted. At that time, Genaera may appeal NASDAQ's determination to a Listing Qualifications Panel.

A copy of the press release issued by the Company on December 28, 2006 announcing the notice of an additional 180 day compliance period granted by NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number      Description
99.1            Press Release of the Company dated December 28, 2006 - "Genaera Receives NASDAQ Letter Granting Additional 180 Day Compliance Period."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: January 03, 2007	By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company dated December 28, 2006 - "Genaera Receives NASDAQ Letter Granting Additional 180 Day Compliance Period."